UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 25, 2007

BIOFIELD CORP.

(Exact name of registrant as specified in this charter)

0-27848

(Commission File Number)

Delaware	13-3703450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

King of Prussia Business Center, Suite C,

1019 West Ninth Avenue

 King of Prussia, PA

19406

              (Address of Principal Executive Offices)

   (Zip Code)

Registrant's Telephone Number, including area code:  (215) 972-1717

1615 Walnut Street—3rd Floor, Philadelphia, PA 19103

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Following the vacancy caused by the death of Registrant’s then director and former chief executive officer, Dr. David Long, Jr., Michael J. Antonoplos has become a member of Registrant’s board of directors and interim chief executive officer, effective May 25, 2007.  Michael Yom, Registrant’s current president, will transition to chief operating officer.  Kenny Lau has also been appointed to Registrant’s board of directors, effective July 19, 2007.  As set forth in Registrant’s prior filings with the U.S. Securities and Exchange Commission, Joseph Repko has assumed the position of Registrant’s interim chief financial officer.

Antonoplos Background

Through his contacts, Registrant’s new director and interim CEO, Michael J. Antonoplos, has helped introduce the Registrant to funding leads in the U.S. as well as to U.S. healthcare institutions interested in helping to further develop Registrant’s breast cancer diagnostic technology, including efforts related to possible additional clinical trials, regulatory approval, and screening.

Antonoplos brings a wealth of experience and contacts with respect to funding and increasing shareholder value. A 32-year veteran of the commercial real estate industry, he is a principal of a firm he started in 2000 which provides debt and equity for a variety of real estate investments.  As a partner in a privately held real estate investment fund, Mr. Antonoplos was instrumental in raising and placing over $700 million in investment opportunities. He has been involved in the development of over 7 million square feet of office, retail, and industrial properties and has negotiated lease and equity transactions valued at more than $9 billion.

Prior to 2000, Mr. Antonoplos was Senior Vice President and Managing Director for a national real estate services company where he directed all corporate advisory activities throughout the Eastern U.S.  In this capacity, Antonoplos advised corporate clients on administration and strategic implementation of their real estate portfolios which exceeded $7 billion in total value.  Some of Antonoplos’ clients included, DuPont, Campbell Soup, AT&T, Xerox, Bank of America, IBM, GlaxoSmithKline, and Fleet Bank.

Lau Background

Through his contacts, Registrant’s new director, Kenny For On Lau, has helped introduce the Registrant to significant Asian funding leads and leading healthcare agencies and institutions, which have funding, distribution, manufacturing, clinical support and development, and other connections in mainland China, Hong Kong, India, and other parts of Asia, and which are interested in helping to further develop Registrant’s breast cancer diagnostic technology, including efforts related to possible additional clinical trials in Asia, possible clinical development exchanges and coordination between Asia, the United States, and elsewhere, regulatory approval, screening, and cancers other than breast cancer.

Mr. Lau has significant connections with Asian healthcare, hospital, and other organizations, including those in mainland China and Hong Kong.  He developed many of those contacts in connection with his real estate companies which are involved in the growing real estate development and construction industry and market in Hong Kong and mainland China.  He is also a prominent chartered surveyor in connection with property valuation, asset valuation and project management.  He has been involved in the planning and development of municipal and other projects in mainland China and Hong Kong.  He is a member of leading real estate industry organizations in Hong Kong, including The Royal Institution of Chartered Surveyors, the Hong Kong Institute of Surveyors, the Chartered Institute of Housing, and the Hong Kong Institute of Housing.  He received his undergraduate degree from University of East

London in land management and his master’s degree from the University of Hong Kong in housing management.

Item 8.01.         Other Events.

ADDRESS CHANGE

Effective July 19, 2007, the Registrant has moved its principal executive office from 1615 Walnut Street, 3rd Floor, Philadelphia, PA 19103 to King of Prussia Business Center, Suite C, 1019 West Ninth Avenue, King of Prussia, PA 19406, to which Registrant has moved the contents of its former Alpharetta, Georgia facility.  The telephone number and facsimile numbers have not changed.  Registrant will maintain limited operations from its Philadelphia office until completion of the audit of and other transition to the new King of Prussia facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biofield Corp.

/s/ Michael J. Antonoplos__________________

Michael J. Antonoplos

Chief Executive Officer

Date:  July 19, 2007

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